EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports, dated March 13, 2020, with respect to the consolidated financial statements included in the Annual Report of Reliant Bancorp, Inc. on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said reports in the following Registration Statements of Reliant Bancorp, Inc.:

•           Registration Statement on Form S-8 (No. 333-207200)
•           Registration Statement on Form S-3 (No. 333-216660)
•           Registration Statement on Form S-3 (No. 333-220558)
•           Registration Statement on Form S-8 (No. 333-228889)
•           Registration Statement on Form S-4 (No. 333-235582)
•           Registration Statement on Form S-4 (No. 333-236528)

/s/ Maggart & Associates, P.C.
Maggart & Associates, P.C.

Nashville, Tennessee
March 13, 2020